Report of Independent
Accountants

To the Shareholders and
Board of Directors of
The Salomon Brothers Fund Inc


In planning and performing our
audit of the financial statements
of The Salomon Brothers Fund Inc
(hereafter referred to as the
"Fund") for the year ended December
31, 2001, we considered its internal
control, including control activities
for safeguarding securities, in
order to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
controls include the safeguarding
of assets against unauthorized
acquisition, use or disposition.
Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.
Also, projection of any evaluation
of internal control to future
periods is subject to the risk that
controls may become inadequate
because of changes in conditions
or that the effectiveness of the
design and operation may deteriorate.
Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition in
which the design or operation of one
or more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the financial
statements being audited may occur
and not be detected within a timely
period by employees in the normal
course of performing their assigned
functions.  However, we noted no
matters involving internal control
and its operation, including controls
for safeguarding securities, that we
consider to be material weaknesses
as defined above as of December 31,
2001.
This report is intended solely for
the information and use of management
and the Board of Directors of the
Fund and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.

PricewaterhouseCoopers LLP

February 21, 2002

To the Shareholders and Board of
Directors of
The Salomon Brothers Fund Inc


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